Exhibit 99.1

Contact:	Kenneth R. Meyers, Executive Vice President, Finance, U.S. Cellular
(773) 399-8900 kmeyers@uscellular.com

Mark A. Steinkrauss, Vice President, Corporate Relations, TDS
(312) 592-5384 mark.steinkrauss@teldta.com

FOR RELEASE: IMMEDIATE

U.S. CELLULAR REPORTS FIRST QUARTER 2006 RESULTS

CHICAGO — Aug. 25, 2006 - United States Cellular Corporation [AMEX:USM] reported service revenues of $770.1 million for the first quarter of 2006, up 15 percent from $671.6 million, as restated, for the comparable period one year ago. The company recorded operating income of $71.7 million during the quarter, up 81 percent compared to $39.5 million for the first quarter of 2005, as restated.  Net income and basic earnings per share were $37.5 million and $0.43, respectively, compared to net income and basic earnings per share of $19.6 million and $0.23, respectively, as restated, for the comparable period one year ago.

First Quarter Highlights

•                  Total U.S. Cellular customers increased 10 percent year over year to 5,633,000 customers while retail customers increased 9 percent to 5,029,000.

•                  U.S. Cellular average monthly revenue per unit increased 4 percent to $46.22.

•                  U.S. Cellular recorded a postpay churn rate of 1.5 percent.

U.S. Cellular will file its Quarterly Report on Form 10-Q (“Form 10-Q”) for the quarter ended March 31, 2006, with the Securities and Exchange Commission (SEC) later today.

On Nov. 10, 2005, U.S. Cellular announced that it would restate financial results for several prior periods.  U.S. Cellular completed and filed its restatement on April 26, 2006.  The time spent completing the restatement caused the company to be late with its other SEC filings.

U.S. Cellular has not filed its Form 10-Q for the quarter ended June 30, 2006 on a timely basis.  As a result, U.S. Cellular is not in compliance with American Stock Exchange (AMEX) listing standards.  U.S. Cellular has been granted an extension until Nov. 14, 2006 to regain compliance with AMEX listing standards.  U.S. Cellular will be in full compliance with AMEX listing standards when it files its Form 10-Q for the quarter ended June 30, 2006.

In addition, U.S. Cellular has received extended waivers from its lenders under credit agreements and from counterparties under certain forward contracts provided that it completes the late filings by certain dates.  After the filing of the first quarter 2006 Form 10-Q today, U.S. Cellular will satisfy the final condition when it files its second quarter 2006 Form 10-Q within 45 days after today’s date.  U.S. Cellular expects to file its Form 10-Q for the quarter ended Sept. 30, 2006 on a timely basis.

Certain financial and statistical information will be posted to the U.S. Cellular Web site, together with reconciliations to generally accepted accounting principles (GAAP) of certain non-GAAP disclosures.  Investors may access this additional information on the Investor Relations- Financial Information — Guidance & Reconciliations page of the U.S. Cellular Web site.

About U.S. Cellular

As of March 31, 2006, U.S. Cellular Corporation, the nation’s sixth-largest wireless service carrier, provided wireless service to 5.6 million customers in 26 states.  The Chicago-based company operates on a customer satisfaction strategy, meeting customer needs by providing a comprehensive range of wireless products and services, superior customer support and a high-quality network.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to:  The ability of the company to successfully manage and grow the operations of the Chicago MTA and newly launched markets; changes in competition in the markets in which the company operates; changes in the overall economy; changes due to industry consolidation; advances in telecommunications technology; changes in the telecommunications regulatory environment; changes in the value of assets; changes in the value of investments, including variable prepaid forward contracts; an adverse change in the ratings afforded our debt securities by accredited ratings organizations; possible future restatements; pending and future litigation; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates,  average monthly revenue per unit, churn rates, roaming rates and the mix of products and services offered in the company’s markets. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by U.S. Cellular to furnish this press release to the SEC, which are incorporated by reference herein.

For more information about U.S. Cellular, visit: www.uscellular.com.

###

UNITED STATES CELLULAR CORPORATION
SUMMARY OPERATING DATA

Quarter Ended	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005

Consolidated Markets:
Total population (000s) (1)	55,164	45,244	44,690	44,690	44,576
All customers -
Customer units	5,633,000	5,482,000	5,303,000	5,227,000	5,127,000
Gross customer unit activations	434,000	419,000	355,000	340,000	426,000
Net customer unit activations	151,000	125,000	76,000	94,000	182,000
Market penetration (1)	10.21%	12.12%	11.87%	11.70%	11.50%
Retail customers -
Customer units	5,029,000	4,927,000	4,765,000	4,688,000	4,601,000
Gross customer unit activations	380,000	392,000	346,000	317,000	365,000
Net customer unit activations	122,000	130,000	77,000	81,000	123,000

Cell sites in service	5,438	5,428	5,149	5,034	4,899
Average monthly revenue per unit (2)	$46.22	$45.94	$46.19	$44.52	$44.46
Retail service revenue per unit (2)	$40.75	$40.19	$40.25	$39.40	$39.20
Inbound roaming revenue per unit (2)	$2.12	$2.31	$2.70	$2.27	$1.98
Long-distance/other revenue per unit (2)	$3.35	$3.44	$3.24	$2.85	$3.28
Minutes of use (MOU) (3)	658	648	639	627	584
Postpay churn rate per month (4)	1.5%	1.6%	1.5%	1.4%	1.5%
Marketing cost per gross customer unit addition (5)	$412	$498	$491	$461	$396
Construction Expenditures (000s)	$119,800	$201,700	$128,300	$143,800	$112,800

(1) Market penetration is calculated using 2005 Claritas population estimates for all periods of 2006 and 2004 Claritas estimates for all periods of 2005.  “Total population” represents the total population of each of U.S. Cellular’s consolidated markets, regardless of whether the market has begun marketing operations. The 3/31/06 total population count includes the markets acquired in January 2006 by Carroll Wireless, L.P., a consolidated U.S. Cellular subsidiary, representing the licensed areas for which Carroll Wireless L.P. was the winning bidder in the Federal Communications Commission’s Auction 58 that concluded in February 2005.  The 3/31/06 and 12/31/05 total population counts include the the population of the 15 markets acquired from ALLTEL in December 2005, and exclude the population of the two markets transferred to ALLTEL in the same transaction.  The 3/31/06, 12/31/05, 9/30/05 and 6/30/05 total population counts include the population of the market acquired from Cingular Wireless in April 2005. The population of markets in which U.S. Cellular has deferred the transfer of licenses from AT&T Wireless (now Cingular Wireless) are not included in the total population counts for any period.

(2) Per unit revenue measurements are derived from Service Revenues as reported in Financial Highlights for each respective quarter as follows:

Service Revenues per Financial Highlights	$770,082	$738,682	$729,504	$691,746	$671,639
Components:
Retail service revenue during quarter	$678,970	$646,178	$635,610	$612,159	$592,167
Inbound roaming revenue during quarter	$35,344	$37,184	$42,654	$35,313	$29,875
Long-distance/othe revenue during quarter	$55,768	$55,320	$51,240	$44,274	$49,597

Divided by average customers during quarter (000s)	5,554	5,360	5,264	5,179	5,035
Divided by three months in each quarter	3	3	3	3	3

Average monthly revenue per unit	$46.22	$45.94	$46.19	$44.52	$44.46
Retail service revenue per unit	$40.75	$40.19	$40.25	$39.40	$39.20
Inbound roaming revenue per unit	$2.12	$2.31	$2.70	$2.27	$1.98
Long-disance/other revenue per unit	$3.35	$3.44	$3.24	$2.85	$3.28

(3) Average monthly local minutes of use per customer (without roaming).

(4) Postpay churn rate per month is calculated by dividing the average monthly postpay customer disconnects during the quarter by the average postpay customer base for the quarter.

(5) This measurement is not calculable using information from the financial statements as reported. The details of this calculation and a reconciliation to line items reported in Financial Highlights for each respective quarter are shown on U.S. Cellular’s web site, along with additional information related to U.S. Cellular’s first quarter results, at www.uscellular.com.

UNITED STATES CELLULAR CORPORATION
FINANCIAL HIGHLIGHTS
Three Months Ended March 31,
(Unaudited, dollars in thousands, except per share amounts)

		2005	Increase (Decrease)
	2006	(as restated)	Amount	Percent
Operating Revenues
Service	$770,082	$671,639	$98,443	14.7%
Equipment sales	67,154	39,432	27,722	70.3%
Total Operating Revenues	837,236	711,071	126,165	17.7%
Operating Expenses
System operations (excluding depreciation shown below)	154,855	138,471	16,384	11.8%
Cost of equipment sold	143,316	127,248	16,068	12.6%
Selling, general and administrative	325,618	278,330	47,288	17.0%
Depreciation, amortization and accretion	141,726	127,493	14,233	11.2%
Total Operating Expenses	765,515	671,542	93,973	14.0%

Operating Income	71,721	39,529	32,192	81.4%

Investment and Other Income (Expense)
Investment income	19,483	14,440	5,043	34.9%
Interest and dividend income	588	2,025	(1,437)	(71.0)%
Interest (expense)	(23,208)	(20,738)	(2,470)	(11.9)%
Gain (loss) on investments	—	551	(551)	N/M
Other income	202	226	(24)	(10.6)%
	(2,935)	(3,496)	561	16.0%
Income Before Income Taxes and Minority Interest	68,786	36,033	32,753	90.9%
Income tax expense	27,649	13,934	13,715	98.4%
Income Before Minority Interest	41,137	22,099	19,038	86.1%
Minority share of income	(3,645)	(2,534)	(1,111)	(43.8)%
Net Income	$37,492	$19,565	$17,927	91.6%

Basic Weighted Average Common Shares Outstanding (000s)	87,213	86,405	808	N/M
Basic Earnings Per Share	$0.43	$0.23	0.20	87.0%

Diluted Weighted Average Common Shares Outstanding (000s)	87,807	87,125	682	N/M
Diluted Earnings Per Share	$0.43	$0.22	$0.21	95.5%

UNITED STATES CELLULAR CORPORATION

CONSOLIDATED BALANCE SHEET HIGHLIGHTS

(Unaudited, dollars in thousands)

ASSETS

	March 31,	December 31,
	2006	2005
Current Assets
Cash and cash equivalents	$17,045	$29,003
Accounts receivable from customers and other	367,635	367,510
Inventory	85,118	92,748
Prepaid expenses	37,539	31,026
Deferred income tax asset	8,052	8,218
Other current assets	17,549	15,145
	532,938	543,650

Investments
Licenses	1,362,036	1,362,263
Goodwill	471,935	471,617
Customer lists	46,286	49,318
Marketable equity securities	219,584	225,387
Investments in unconsolidated entities	185,915	170,337
Notes and interest receivable—long-term	4,865	4,707
	2,290,621	2,283,629

Property, Plant and Equipment
In service and under construction	4,753,058	4,653,292
Less accumulated depreciation	2,193,509	2,076,528
	2,559,549	2,576,764

Other Assets and Deferred Charges	29,178	29,985

Total Assets	$5,412,286	$5,434,028

LIABILITIES AND SHAREHOLDERS’ EQUITY

	March 31,	December 31,
	2006	2005
Current Liabilities
Notes payable	$85,000	$135,000
Accounts payable
Affiliates	8,804	7,239
Trade	249,265	298,397
Customer deposits and deferred revenues	107,696	106,180
Accrued taxes	64,176	38,627
Accrued compensation	28,462	42,865
Other current liabilities	49,311	25,952
	592,714	654,260

Long-term Debt	1,161,354	1,161,241

Deferred Liabilities and Credits	823,734	821,345

Minority Interest	45,939	46,442

Common Shareholders’ Equity
Common Shares, par value $1 per share	55,046	55,046
Series A Common Shares, par value $1 per share	33,006	33,006
Additional paid-in capital	1,281,408	1,286,964
Treasury Shares	(40,594)	(47,088)
Accumulated other comprehensive income	24,319	24,944
Retained earnings	1,435,360	1,397,868
	2,788,545	2,750,740

Total Liabilities and Shareholders’ Equity	$5,412,286	$5,434,028